April 28, 2026
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
Re:
RiverSource Life Insurance Company
 on behalf of RiverSource Variable Account 10
 Post-Effective Amendment No. 89 on Form N-4
 File numbers 333-79311/811-07355
RiverSource Retirement Advisor Advantage Plus Variable Annuity
RiverSource Retirement Advisor Select Plus Variable Annuity
RiverSource Retirement Advisor 4 Advantage Variable Annuity
RiverSource Retirement Advisor 4 Select Variable Annuity
RiverSource Retirement Advisor 4 Access Variable Annuity
RiverSource RAVA 5 Advantage Variable Annuity
(offered for contract applications signed prior to April 30, 2012)
RiverSource RAVA 5 Select Variable Annuity
(offered for contract applications signed prior to April 30, 2012)
RiverSource RAVA 5 Access Variable Annuity
(offered for contract applications signed prior to April 30, 2012)
 Post-Effective Amendment No. 2 on Form N-4
 File number 333-290380
Ladies and Gentlemen:
I am familiar with the establishment of the RiverSource Variable Account 10 (“Account”), which is a separate account of RiverSource Life Insurance Company (“Company”) established by the Company’s Board of Directors according to applicable insurance law. I also am familiar with the above-referenced Registration Statement filed by the Company on behalf of the Account with the Securities and Exchange Commission.
I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:
1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the contracts.
2. The Account is a validly created and existing separate account of the Company and is duly authorized to issue the securities registered.
3. The contracts issued by the Company, when offered and sold in accordance with the prospectuses contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of its Company in accordance with their terms.
In addition, I am familiar with the above-referenced Registration Statement on Form N-4 filed by RiverSource Life Insurance Company (“Company”) with the Securities and Exchange Commission in connection with the Annuity Contract and Market Value Adjustment Interests therein offered in connection with the above-referenced annuity contract.
I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:
1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the Annuity Contract and Market Value Adjustment Interests therein.
2. The Annuity Contract and Market Value Adjustment Interests therein issued by the Company, when offered and sold in accordance with the prospectus contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Sincerely,
/s/ Nicole D. Wood
Nicole D. Wood Assistant General Counsel and Assistant Secretary